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                                   EXHIBIT 11

             Statement Regarding Computation of Earnings Per Share


                                                                    Three Months
                                                                       Ended
                                                                      March 31,
                                                                        1997
                                                                    ------------

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Net Income ................................................         $   234,547
                                                                    ===========

Weighted average shares outstanding .......................           1,067,919

Reduction for common shares not yet
     released by Employee Stock Ownership Plan ............             (80,937)

Common stock equivalents due to dilutive
     effect of stock options ..............................               4,924
                                                                    -----------

Total weighted average common shares and
     equivalents outstanding ..............................             991,906
                                                                    ===========

Primary earnings per share ................................         $      0.24
                                                                    ===========

Total weighted average common
     shares and equivalents outstanding
     for primary computation ..............................             991,906

Additional  dilutive  shares  using the end
     of period  market  value  versus the average
     market value when applying the treasury
     stock method .........................................         *     2,772
                                                                    -----------

Total weighted average common shares and
     equivalents outstanding for fully diluted
     computation ..........................................             994,678
                                                                    ===========

Fully diluted earnings per share ..........................         $      0.24
                                                                    ===========

* Note: If the average share price is greater than the ending price, use average price for both primary and fully diluted calculation.
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